- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               SEPTEMBER 20, 1996

                              ENSERCH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                      1-3183                  75-0399066
     (STATE OR OTHER              (COMMISSION             (I.R.S. EMPLOYER
      JURISDICTION                FILE NUMBER)           IDENTIFICATION NO.)
    OF INCORPORATION)

          ENSERCH CENTER, 300 S. ST. PAUL, DALLAS, TEXAS      75201
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 214-651-8700

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

ITEM 7. FINANCIAL STATEMENTS AND SCHEDULES

  The financial information listed below is filed herewith in connection with a proposed merger of ENSERCH Corporation ("ENSERCH") with TUC Holding Company ("TUC"). In a related transaction, the operations of Lone Star Energy Plant Operations, Inc. ("LSEPO"), an indirect wholly owned subsidiary of ENSERCH, will merge with Enserch Exploration, Inc. ("EEX"), a company approximately 83% owned by ENSERCH. LSEPO will be the surviving corporation of that merger (the "Merger"), in which its name will be changed to Enserch Exploration, Inc. ("New EEX"). In the Merger each outstanding share of EEX Common Stock will be converted into one share of new EEX Common Stock and the outstanding shares of LSEPO will be converted into a number of shares of new EEX Common Stock determined by dividing $7.0 million by the average of the closing sales prices of EEX Common Stock on the 15 trading days preceding the fifth trading day prior to the effective time of the Merger. References to the "EEX 1995 Form 10-K" refer to the EEX Annual Report on Form 10-K for the year ended December 31, 1995, and references to the "EEX 1996 Form 10-Q" refer to the EEX Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

  (a) Selected Historical Financial Data for EEX and LSEPO for each of the five years in the period ended December 31, 1995 and the six months ended June 30, 1996 and 1995

  (b)  Unaudited Pro Forma Financial Information of New EEX:

       Selected Financial Data for each of the three years in the period ended December 31, 1995 and the six months ended June 30, 1996

       Capitalization as of June 30, 1996

       Condensed Balance Sheet as of June 30, 1996 and Statements of Operations for the six months ended June 30, 1996 and each of the three years in the period ended December 31, 1995

  (c)  Financial Statements of LSEPO:

       Selected Financial Data for each of the five years in the period ended December 31, 1995 and the six months ended June 30, 1996 and 1995

       Management's Discussion and Analysis of Financial Condition and Results of Operations

       Balance Sheets as of December 31, 1995 and 1994 and related Statements of Income and Retained Earnings and of Cash Flows for each of the three years in the period ended December 31, 1995, together with Independent Auditors' Report

       Unaudited Balance Sheet as of June 30, 1996 and related Statements of Income and Retained Earnings and of Cash Flows for the six months ended June 30, 1996 and 1995

                      SELECTED HISTORICAL FINANCIAL DATA
                                    OF EEX

  The following selected historical financial data for EEX for each of the five years in the period ended December 31, 1995 is derived from the consolidated financial statements included in the EEX 1995 Form 10-K, which have been audited by Deloitte & Touche LLP, independent public accountants, and selected financial data also included in the EEX 1995 Form 10-K and incorporated by reference herein. The historical financial data for the six months ended June 30, 1996 and 1995 is unaudited and derived from the unaudited consolidated financial information included in the EEX 1996 Form 10-Q; however, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation have been made. This information is not necessarily indicative of EEX's future financial results and should be read in conjunction with the historical financial statements of EEX and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of EEX included in the EEX 1995 Form 10-K and EEX 1996 Form 10-Q and incorporated by reference herein and "Unaudited Pro Forma Financial Information of New EEX" included elsewhere herein. Results for interim periods do not necessarily indicate results for the full year.

                                                                               SIX MONTHS
                                    YEAR ENDED DECEMBER 31,                  ENDED JUNE 30,
                          ------------------------------------------------  ------------------
                                                                                UNAUDITED
                                                                            ------------------
                            1991      1992      1993      1994    1995 (A)    1995      1996
                          --------  --------  --------  --------  --------  --------  --------
                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
 Natural gas revenues...  $  123.5  $  118.6  $  146.4  $  144.5  $  157.3  $   67.0  $  111.9
 Oil and condensate
  revenues..............      54.0      45.1      36.9      30.9      56.5      20.7      43.9
 Natural gas liquids
  revenues..............       2.0       6.5       4.1       2.4       4.9       1.7       3.6
 Other revenues.........       1.5       1.3       2.4       1.3       2.1        .2        .9
                          --------  --------  --------  --------  --------  --------  --------
 Total revenues.........     181.0     171.5     189.8     179.1     220.8      89.6     160.3
 Production and
  operating expenses....      35.1      29.6      31.4      31.7      48.7      20.1      38.6
 Exploration............      12.2      11.2       8.7       9.1      11.8       5.5       6.2
 Depreciation and
  amortization..........      73.7      76.7      78.4      80.8     115.7      46.5      68.0
 (Sale) write-down of
  inactive pipeline.....       --       16.5       --       (7.5)      --        --        --
 Write-down of gas and
  oil properties........      53.1       --       10.2       --         .9       --        --
 General, administrative
  and other.............      23.6      23.1      30.0      19.8      30.7      14.4      16.5
 Taxes, other than
  income taxes..........      17.3      15.6      15.9      13.2      19.2       7.5      11.0
                          --------  --------  --------  --------  --------  --------  --------
 Total expenses.........     215.0     172.7     174.6     147.1     227.0      94.0     140.3
 Operating income
  (loss)................     (34.0)     (1.2)     15.2      32.0      (6.2)     (4.4)     20.0
 Other income (expense)-
  net...................       6.0       --        --        (.3)       .1       --        --
 Interest income........       3.2       3.7       2.0        .7       1.0       1.0       --
 Interest and other
  financing costs.......     (20.0)    (20.7)    (30.6)    (20.9)    (14.6)     (3.6)    (11.8)
                          --------  --------  --------  --------  --------  --------  --------
 Income (loss) before
  income taxes..........     (44.8)    (18.2)    (13.4)     11.5     (19.7)     (7.0)      8.2
 Income taxes
  (benefit).............       --         .4      (3.4)      (.3)     (7.2)     (2.5)      2.8
                          --------  --------  --------  --------  --------  --------  --------
 Net income (loss)......  $  (44.8) $  (18.6) $  (10.0) $   11.8  $  (12.5) $   (4.5) $    5.4
                          ========  ========  ========  ========  ========  ========  ========
 Pro Forma Information-
  Change in Tax Status
  (b)
 Income (loss) before
  income taxes..........  $  (44.8) $  (18.2) $  (13.4) $   11.5
 Income taxes
  (benefit).............     (17.0)     (6.4)     (4.7)      4.0
                          --------  --------  --------  --------
 Net income (loss)......  $  (27.8) $  (11.8) $   (8.7) $    7.5
                          ========  ========  ========  ========
 Net income (loss) per
  share (pro forma for
  periods prior to
  1995).................  $   (.26) $   (.11) $   (.08) $    .07  $   (.11) $   (.04) $    .04
 Weighted average shares
  outstanding...........     105.8     105.8     105.8     105.8     111.1     105.7     125.8
CASH FLOW DATA
 Net cash provided by
  operating activities..  $   68.3  $   85.2  $   79.5  $   61.7  $   84.0  $   37.8  $   48.2
 Net cash used in
  investing activities..     (97.7)    (58.7)   (129.0)   (108.8)   (388.2)   (350.6)    (93.1)
 Net cash provided by
  (used in) financing
  activities............      29.2     (25.7)     48.9      47.0     305.5     316.7      45.1
BALANCE SHEET DATA (at
 period end)
 Property, plant and
  equipment-net.........  $1,056.2  $1,018.4  $1,046.4  $1,254.0  $1,670.6  $1,746.2  $1,696.1
 Total assets...........   1,126.7   1,068.8   1,111.5   1,381.2   1,776.8   1,841.3   1,822.2
CAPITAL STRUCTURE (at
 period end)
 Capital lease
  obligations (c).......  $    --   $    --   $    --   $  155.9  $   98.0  $  153.9  $   95.8
 Long-term debt (c).....     234.0     266.0     298.0       --      160.0     350.0     222.0
 Company-obligated
  mandatorily redeemable
  preferred securities
  of subsidiary.........       --        --        --        --      150.0     150.0     150.0
 Owners' equity.........     721.4     671.7     630.7     736.0     932.2     731.3     937.9
                          --------  --------  --------  --------  --------  --------  --------
 Total..................  $  955.4  $  937.7  $  928.7  $  891.9  $1,340.2  $1,385.2  $1,405.7
                          ========  ========  ========  ========  ========  ========  ========

- -------
(a) 1995 includes results of DALEN since acquisition on June 8, 1995.
(b) Prior to 1995, most of EEX's operations were conducted through a partnership, and the income or loss of the partnership was includable in the tax returns of the individual partners. Pro forma income and per share data for periods prior to 1995 include a pro forma provision for income taxes on partnership operations based on the applicable federal statutory tax rate.
(c) Including current portion.

                      SELECTED HISTORICAL FINANCIAL DATA
                                   OF LSEPO

  The following selected historical financial data for LSEPO for each of the three years in the period ended December 31, 1995 is derived from the financial statements of LSEPO, which have been audited by Deloitte & Touche LLP, independent public accountants, and are included elsewhere herein. The historical financial data for each of the two years in the period ended December 31, 1992 and for the six months ended June 30, 1995 and 1996 is unaudited and derived from the unaudited financial statements included elsewhere herein; however, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation have been made. This information is not necessarily indicative of LSEPO's future financial results and should be read in conjunction with the historical financial statements of LSEPO and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of LSEPO and "Unaudited Pro Forma Financial Information of New EEX" included elsewhere herein. Results for interim periods do not necessarily indicate results for the full year.

                                                                  SIX  MONTHS
                                   YEAR ENDED DECEMBER 31,      ENDED JUNE 30,
                                ------------------------------- ---------------
                                 UNAUDITED                         UNAUDITED
                                ------------  ----------------- ---------------
                                1991   1992   1993  1994  1995   1995    1996
                                -----  -----  ----- ----- ----- ------- -------
                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
 Cogeneration operations
  revenues (a)................. $ 6.0  $ 8.7  $10.7 $12.7 $16.5 $   8.1 $   6.0
 Net income (loss)............. $ (.1) $ (.1) $ 1.1 $  .8 $ 1.4 $    .5 $    .2
 Net income (loss) per share
  (b).......................... $(.10) $(.14) $1.40 $1.05 $1.76 $   .58 $   .23
 Weighted average shares
  outstanding (b)..............    .8     .8     .8    .8    .8      .8      .8
BALANCE SHEET DATA (at period
 end)
 Total assets.................. $ 1.1  $ 1.1  $ 4.3 $ 4.2 $10.1 $   2.8 $   5.3
 Shareholders's equity
  (deficiency).................   (.1)   (.2)    .9   1.7   3.1     2.2     3.3

- --------
(a) Revenues include contract revenues and reimbursement of expenses incurred on behalf of operating partnerships.
(b) The weighted average shares outstanding and the net income (loss) per share are pro forma unaudited amounts reflecting shares to be issued in connection with the Merger with EEX.

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                                  OF NEW EEX

  The following selected unaudited pro forma financial data of New EEX is derived from the historical financial statements of EEX and LSEPO and gives effect to the Merger. The balance sheet data is presented as if the Merger had occurred on June 30, 1996, and the income statement data assumes the Merger occurred at the beginning of each period presented. For purposes of financial reporting, the Merger will be treated as a combination of entities under common control. Accordingly, the assets and liabilities of EEX and LSEPO will be recorded at their historical amounts. This information is not necessarily indicative of the financial results that would have occurred had the Merger been consummated on the indicated dates, or of New EEX's future financial results, and should be read in conjunction with the historical financial statements of EEX and LSEPO and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of EEX and LSEPO included or incorporated by reference herein and "Unaudited Pro Forma Financial Information of New EEX" included elsewhere herein.

                                                                    SIX MONTHS
                                    YEAR ENDED DECEMBER 31,            ENDED
                                  ---------------------------------  JUNE 30,
                                    1993       1994      1995 (A)      1996
                                  ---------  ---------  ----------- -----------
                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
 Natural gas revenues...........  $   146.4  $   144.6   $   157.3   $    111.9
 Oil and condensate revenues....       36.9       30.9        56.5         43.9
 Natural gas liquids revenues...        4.1        2.4         4.9          3.6
 Cogeneration operations
  revenues (b)..................       10.7       12.7        16.5          6.0
 Other..........................        2.4        1.3         2.2           .9
                                  ---------  ---------   ---------   ----------
 Total revenues.................      200.5      191.9       237.4        166.3
 Production and operating
  expenses......................       31.4       31.7        48.7         38.6
 Exploration....................        8.7        9.1        11.8          6.2
 Depreciation and amortization..       78.4       80.8       115.7         68.0
 Sale of inactive pipeline......        --        (7.5)        --           --
 Write-down of gas and oil
  properties....................       10.2        --           .9          --
 Cogeneration operations
  expenses......................        8.6       11.0        13.9          5.5
 General, administrative and
  other.........................       30.0       19.8        30.7         16.5
 Taxes, other than income
  taxes.........................       16.2       13.6        19.6         11.2
                                  ---------  ---------   ---------   ----------
 Total expenses.................      183.5      158.5       241.3        146.0
 Operating income (loss)........       17.0       33.4        (3.9)        20.3
 Other income (expense)-net.....        --         (.3)         .2           .1
 Interest income................        2.0         .7         1.0          --
 Interest and other financing
  costs.........................      (30.5)     (20.9)      (14.7)       (12.0)
                                  ---------  ---------   ---------   ----------
 Income (loss) before income
  taxes.........................      (11.5)      12.9       (17.4)         8.4
 Income taxes (benefit).........       (2.6)        .3        (6.3)         2.9
                                  ---------  ---------   ---------   ----------
 Net income (loss)..............  $    (8.9) $    12.6   $   (11.1)  $      5.5
                                  =========  =========   =========   ==========
 Pro Forma Information-Change in
  Tax Status (c)
 Income (loss) before income
  taxes.........................  $   (11.5) $    12.9
 Income taxes (benefit)
  (including income
  taxes on partnership
  operations)...................       (3.9)       4.6
                                  ---------  ---------
 Net income (loss)..............  $    (7.6) $     8.3
                                  =========  =========
 Net income (loss) per share
  (d)...........................  $    (.07) $     .08   $    (.10)  $      .04
 Weighted average shares
  outstanding (d)...............      106.6      106.6       111.9        126.6
BALANCE SHEET DATA (at period
 end)
 Property, plant and equipment-
  net...........................                                     $  1,696.1
 Total assets...................                                        1,827.8
CAPITAL STRUCTURE (at period
 end)
 Capital lease obligations (e)..                                     $     95.8
 Long-term debt.................                                          222.0
 Company-obligated mandatorily
  redeemable preferred
  securities of subsidiary......                                          150.0
 Owners' equity.................                                          941.5
                                                                     ----------
 Total..........................                                     $  1,409.3
                                                                     ==========

- -------
(a) 1995 includes results of DALEN since acquisition on June 8, 1995.
(b) Revenues include contract revenues and reimbursement of expenses incurred on behalf of operating partnerships.
(c) Prior to 1995, most of EEX's operations were conducted through a partnership, and the income or loss of the partnership was includable in the tax returns of the individual partners. Pro forma income and per share data for periods prior to 1995 include a pro forma provision for income taxes on partnership operations based on the applicable federal statutory tax rate.
(d) The weighted average shares outstanding and the net income (loss) per share are based on historical EEX average shares plus approximately 778,000 shares assumed to be issued in the Merger.
(e) Includes current portion.

                       PRO FORMA NEW EEX CAPITALIZATION

  The capitalization of LSEPO and EEX at June 30, 1996 and the pro forma capitalization of New EEX giving effect to the Merger are set forth below. See "Unaudited Pro Forma Financial Information of New EEX" included elsewhere herein.

                                                       JUNE 30, 1996
                                                -----------------------------
                                                LSEPO     EEX       NEW EEX
                                                ACTUAL   ACTUAL    PRO FORMA
                                                ------ ----------  ----------
                                                       (IN THOUSANDS)
Long-term debt
 Bank revolving credit agreement............... $  --  $  222,000  $  222,000
 Capital lease obligations (includes current
  portion).....................................    --      95,794      95,794
                                                ------ ----------  ----------
    Total long-term debt.......................    --     317,794     317,794
                                                ------ ----------  ----------
Company-obligated mandatorily redeemable
 preferred securities of subsidiary............    --     150,000     150,000
                                                ------ ----------  ----------
Common shareholders' equity
 Common stock and paid in capital,
  200,000 shares authorized, outstanding:
  778; 125,933; 126,711........................    302    945,739     946,041
 Retained earnings (deficit)...................  3,269     (7,145)     (3,876)
 Unamortized restricted stock compensation.....    --        (654)       (654)
                                                ------ ----------  ----------
    Common shareholders' equity................  3,571    937,940     941,511
                                                ------ ----------  ----------
    Total capitalization....................... $3,571 $1,405,734  $1,409,305
                                                ====== ==========  ==========

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                  OF NEW EEX

  The following unaudited pro forma financial statements give effect to the Merger. The unaudited condensed pro forma balance sheet as of June 30, 1996 is presented as if the Merger had occurred on that date. The unaudited pro forma statements of operations for each of the three years in the period ended December 31, 1995 and the six months ended June 30, 1996 assume that the Merger occurred at the beginning of each period presented. For purposes of financial reporting, the Merger will be treated as a combination of entities under common control. Accordingly, the assets and liabilities of EEX and LSEPO will be recorded at their historical amounts.

  The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of EEX and LSEPO and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of EEX and LSEPO included or incorporated by reference herein. The unaudited pro forma statements of operations are not necessarily indicative of the financial results that would have occurred had the Merger been consummated on the indicated dates, nor are they necessarily indicative of future financial results.

  On June 8, 1995, EEX acquired all of the capital stock of DALEN Corporation. The acquisition was accounted for as a purchase. See Note (d) to the Unaudited Pro Forma Financial Statements for a summary of pro forma results of operations of New EEX reflecting the DALEN acquisition.

                                    NEW EEX

                  UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

                                 JUNE 30, 1996

                               HISTORICAL  HISTORICAL              PRO FORMA
                                  EEX        LSEPO    ADJUSTMENTS   NEW EEX
                               ----------  ---------- -----------  ----------
                                              (IN THOUSANDS)
ASSETS
Current Assets
  Cash........................ $    1,838    $   35      $--       $    1,873
  Accounts receivable-trade...     67,994     3,967       --           71,961
  Accounts receivable-
   affiliates.................     10,834       --        --           10,834
  Temporary advances-ENSERCH
   Companies (net)............      5,573       590       301 (a)       6,464
  Other.......................     14,316       166       --           14,482
                               ----------    ------      ----      ----------
    Total.....................    100,555     4,758       301         105,614
                               ----------    ------      ----      ----------
Net Property, Plant and
 Equipment....................  1,696,055        70       --        1,696,125
                               ----------    ------      ----      ----------
Other Assets..................     25,609       454       --           26,063
                               ----------    ------      ----      ----------
    Total..................... $1,822,219    $5,282      $301      $1,827,802
                               ==========    ======      ====      ==========
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current liabilities
  Accounts payable-trade...... $   87,454    $  235      $--       $   87,689
  Accounts payable-
   affiliates.................      4,080       --        --            4,080
  Current portion of capital
   lease obligations..........      3,859       --        --            3,859
  Other.......................     17,118     1,324       --           18,442
                               ----------    ------      ----      ----------
    Total.....................    112,511     1,559       --          114,070
                               ----------    ------      ----      ----------
Bank Revolving Credit
 Agreement....................    222,000       --        --          222,000
                               ----------    ------      ----      ----------
Capital Lease Obligations.....     91,935       --        --           91,935
                               ----------    ------      ----      ----------
Deferred Income Taxes.........    276,194       --        --          276,194
                               ----------    ------      ----      ----------
Other Liabilities.............     31,639       453       --           32,092
                               ----------    ------      ----      ----------
Company-Obligated Mandatorily
 Redeemable Preferred
 Securities of Subsidiary.....    150,000       --        --          150,000
                               ----------    ------      ----      ----------
Shareholders' Equity
  Common stock and paid in
   capital....................    945,739         1       301 (a)     946,041
  Retained earnings
   (deficit)..................     (7,145)    3,269       --           (3,876)
  Unamortized restricted stock
   compensation...............       (654)      --        --             (654)
                               ----------    ------      ----      ----------
  Shareholders' equity........    937,940     3,270       301         941,511
                               ----------    ------      ----      ----------
    Total..................... $1,822,219    $5,282      $301      $1,827,802
                               ==========    ======      ====      ==========
Pro Forma Shares of common
 stock outstanding (b)........    125,933       778                   126,711
                               ==========    ======                ==========

See Notes.

                                    NEW EEX

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1996

                               HISTORICAL       HISTORICAL      PRO FORMA
                                   EEX             LSEPO         NEW EEX
                              --------------   -------------   --------------
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Natural gas................  $      111,880    $        --   $      111,880
  Oil and condensate.........          43,933             --           43,933
  Natural gas liquids........           3,651             --            3,651
  Cogeneration operations....             --            5,993           5,993
  Other......................             883             --              883
                               --------------    ------------  --------------
    Total....................        160, 347           5,993         166,340
                               --------------    ------------  --------------
Cost and Expenses
  Production and operating...          38,618             --           38,618
  Exploration................           6,168             --            6,168
  Depreciation and
   amortization..............          68,032               7          68,039
  Cogeneration operations....             --            5,465           5,465
  General, administrative and
   other.....................          16,512             --           16,512
  Taxes, other than income
   taxes.....................          10,973             201          11,174
                               --------------    ------------  --------------
    Total....................         140,303           5,673         145,976
                               --------------    ------------  --------------
Operating Income.............          20,044             320          20,364
Other Income (Expense)-Net...             (52)            168             116
Interest and Other Financing
 Costs.......................         (11,861)           (168)        (12,029)
                               --------------    ------------  --------------
Income Before Income Taxes...           8,131             320           8,451
Income Taxes.................           2,774             138           2,912
                               --------------    ------------  --------------
Net Income...................  $        5,357    $        182  $        5,539
                               ==============    ============  ==============
Net Income Per Share.........  $          .04    $        .23  $          .04
                               ==============    ============  ==============
Pro Forma Weighted Average
 Shares Outstanding (b)......         125,848             778         126,626
                               ==============    ============  ==============

See Notes.

                                    NEW EEX

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

                              HISTORICAL       HISTORICAL        PRO FORMA
                                  EEX             LSEPO         NEW EEX (D)
                             --------------   -------------    --------------
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Natural gas..............   $      157,308   $         --     $      157,308
  Oil and condensate.......           56,525             --             56,525
  Natural gas liquids......            4,859             --              4,859
  Cogeneration operations..              --           16,507            16,507
  Other....................            2,159             --              2,159
                              --------------   -------------    --------------
    Total..................          220,851          16,507           237,358
                              --------------   -------------    --------------
Cost and Expenses
  Production and
   operating...............           48,695             --             48,695
  Exploration..............           11,848             --             11,848
  Depreciation and
   amortization............          115,685              14           115,699
  Write-down of non-U.S.
   gas and oil properties..              929             --                929
  Cogeneration operations..              --           13,877            13,877
  General, administrative
   and other...............           30,658             --             30,658
  Taxes, other than income
   taxes...................           19,189             367            19,556
                              --------------   -------------    --------------
    Total..................          227,004          14,258           241,262
                              --------------   -------------    --------------
Operating Income (Loss)....           (6,153)          2,249            (3,904)
Other Income (Expense)-
 Net.......................               64              97               161
Interest Income............            1,027             --              1,027
Interest and Other
 Financing Costs...........          (14,617)           (105)          (14,722)
                              --------------   -------------    --------------
Income (Loss) Before Income
 Taxes.....................          (19,679)          2,241           (17,438)
Income Taxes (Benefit).....           (7,177)            871            (6,306)
                              --------------   -------------    --------------
Net Income (Loss)..........   $      (12,502)  $       1,370    $      (11,132)
                              ==============   =============    ==============
Net Income (Loss) Per
 Share.....................   $         (.11)  $        1.76    $         (.10)
                              ==============   =============    ==============
Pro Forma Weighted Average
 Shares Outstanding (b)....          111,137             778           111,915
                              ==============   =============    ==============

See Notes.

                                    NEW EEX

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1994

                                    HISTORICAL      HISTORICAL      PRO FORMA
                                        EEX            LSEPO       NEW EEX (D)
                                   -------------   -------------  --------------
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Natural gas....................   $     144,550   $        --    $     144,550
  Oil and condensate.............          30,880            --           30,880
  Natural gas liquids............           2,377            --            2,377
  Cogeneration operations........             --          12,726          12,726
  Other..........................           1,333            --            1,333
                                    -------------   ------------   -------------
    Total........................         179,140         12,726         191,866
                                    -------------   ------------   -------------
Cost and Expenses
  Production and operating.......          31,667            --           31,667
  Exploration....................           9,136            --            9,136
  Depreciation and amortization..          80,819             12          80,831
  Sale of inactive pipeline......          (7,551)           --           (7,551)
  Cogeneration operations........             --          10,959          10,959
  General, administrative and
   other.........................          19,807            --           19,807
  Taxes, other than income
   taxes.........................          13,233            352          13,585
                                    -------------   ------------   -------------
    Total........................         147,111         11,323         158,434
                                    -------------   ------------   -------------
Operating Income.................          32,029          1,403          33,432
Other Income (Expense)-Net.......            (314)           --             (314)
Interest Income..................             671            --              671
Interest and Other Financing
 Costs...........................         (20,919)           --          (20,919)
                                    -------------   ------------   -------------
Income Before Income Taxes.......          11,467          1,403          12,870
Income Taxes (Benefit)...........            (334)           590             256
                                    -------------   ------------   -------------
Net Income.......................   $      11,801   $        813   $      12,614
                                    =============   ============   =============
Pro Forma Information-Change in
 Tax Status (c)
  Income before income taxes.....   $      11,467   $      1,403   $      12,870
  Income taxes (including income
   taxes on partnership
   operations)...................           3,990            590           4,580
                                    -------------   ------------   -------------
  Net Income.....................   $       7,477   $        813   $       8,290
                                    =============   ============   =============
  Net Income per Share...........   $         .07   $       1.05   $         .08
                                    =============   ============   =============
Pro Forma Weighted Average Shares
 Outstanding (b).................         105,821            778         106,599
                                    =============   ============   =============

See Notes.

                                    NEW EEX

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1993

                                    HISTORICAL      HISTORICAL     PRO FORMA
                                        EEX            LSEPO        NEW EEX
                                   -------------   -------------  -------------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Natural gas.....................  $     146,355   $        --   $     146,355
  Oil and condensate..............         36,863            --          36,863
  Natural gas liquids.............          4,148            --           4,148
  Cogeneration operations.........            --          10,662         10,662
  Other...........................          2,430            --           2,430
                                    -------------   ------------  -------------
    Total.........................        189,796         10,662        200,458
                                    -------------   ------------  -------------
Cost and Expenses
  Production and operating........         31,404            --          31,404
  Exploration.....................          8,668            --           8,668
  Depreciation and amortization...         78,418              5         78,423
  Write-down of non-U.S. gas and
   oil properties.................         10,191            --          10,191
  Cogeneration operations.........            --           8,597          8,597
  General, administrative and
   other..........................         29,980            --          29,980
  Taxes, other than income taxes..         15,950            236         16,186
                                    -------------   ------------  -------------
    Total.........................        174,611          8,838        183,449
                                    -------------   ------------  -------------
Operating Income..................         15,185          1,824         17,009
Interest Income...................          2,041            --           2,041
Interest and Other Financing
 Costs............................        (30,584)           --         (30,584)
                                    -------------   ------------  -------------
Income (Loss) Before Income
 Taxes............................        (13,358)         1,824        (11,534)
Income Taxes (Benefit)............         (3,398)           734         (2,664)
                                    -------------   ------------  -------------
Net Income (Loss).................  $      (9,960)  $      1,090  $      (8,870)
                                    =============   ============  =============
Pro Forma Information-Change in
 Tax Status (c)
  Income (loss) before income
   taxes..........................  $     (13,358)  $      1,824  $     (11,534)
  Income taxes (benefit)
   (including income taxes on
   partnership operations)........         (4,666)           734         (3,932)
                                    -------------   ------------  -------------
  Net income (loss)...............  $      (8,692)  $      1,090  $      (7,602)
                                    =============   ============  =============
Net Income (Loss) Per Share.......  $        (.08)  $       1.40  $        (.07)
                                    =============   ============  =============
Pro Forma Weighted Average Shares
 Outstanding (b)..................        105,821            778        106,599
                                    =============   ============  =============

See Notes.

                                    NEW EEX

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a) Immediately prior to the effective time of the Merger, ENSERCH will make a capital contribution to LSEPO, or LSEPO will make a distribution to ENSERCH, in an amount sufficient to cause LSEPO's working capital to be $3.5 million. Following the Merger, ENSERCH will no longer fund LSEPO's operations.

(b) In the Merger each outstanding share of EEX Common Stock will be converted into one share of New EEX Common Stock and the outstanding shares of LSEPO will be converted into a number of shares of New EEX Common Stock determined by dividing $7.0 million by the average of the closing sales prices of EEX Common Stock on the 15 trading days preceding the fifth trading day prior to the effective time of the Merger. An average market price of EEX shares of $9.00 was assumed to determine the pro forma converted shares outstanding and to compute pro forma earnings per share.

(c) For periods prior to 1995, except for international and SACROC operations, EEX operated as a partnership, and the income or loss of the partnership was includable in the tax returns of the individual partners. Accordingly, no recognition was given to income taxes on partnership operations. EEX, as a corporation, is a taxable entity. The statements of operations for periods prior to 1995 include a pro forma provision for income taxes on the partnership operations based on the applicable corporate federal statutory rate.

(d) On June 8, 1995, EEX acquired all the capital stock of DALEN Corporation (DALEN) for cash of $340 million and assumed DALEN's bank debt of $115 million. The acquisition was accounted for as a purchase. The assets acquired and the liabilities assumed were recorded at their estimated fair value. Essentially all of the valuation adjustment was assigned to gas and oil properties.

    Following is a summary of pro forma results of operations of New EEX assuming the DALEN acquisition had occurred at the beginning of the periods presented:

                                                      YEAR ENDED DECEMBER 31
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
                                                       (IN THOUSANDS, EXCEPT
                                                        PER SHARE AMOUNTS)
   Revenues.......................................... $   285,682  $   335,262
   Operating Income (Loss)...........................      (3,497)      54,380
   Net Income (Loss).................................     (20,831)      24,493
   Net Income (Loss) After Pro Forma Income Taxes on
    Partnership Operations...........................     (20,831)      20,169
   Net Income (Loss) Per Share.......................        (.19)         .19

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

                            SELECTED FINANCIAL DATA

                                                                        AS OF OR FOR
                                                                        PERIOD ENDED
                           AS OF OR FOR YEAR ENDED DECEMBER 31,           JUNE 30,
                          -------------------------------------------  ----------------
                          1991(A)  1992(A)   1993     1994     1995    1995(A)  1996(A)
                          -------  -------  -------  -------  -------  -------  -------
                                   (IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Revenues(b).............  $6,000   $8,737   $10,662  $12,726  $16,507  $8,059   $5,993
Costs and Expenses......   6,113    8,815     8,838   11,323   14,258   7,300    5,673
                          ------   ------   -------  -------  -------  ------   ------
Operating Income
 (Loss).................    (113)     (78)    1,824    1,403    2,249     759      320
Other Income............     --       --        --       --        97     --       168
Interest and Other
 Financing Costs........     --       --        --       --      (105)    --      (168)
Income (Taxes) Benefit..      39      (34)     (734)    (590)    (871)   (305)    (138)
                          ------   ------   -------  -------  -------  ------   ------
Net Income (Loss).......     (74)    (112)    1,090      813    1,370     454      182
Net Income (Loss) Per
 Share(c)...............  $ (.10)  $ (.14)  $  1.40  $  1.05  $  1.76  $  .58   $  .23
Weighted Average Shares
 Outstanding(c).........     778      778       778      778      778     778      778
BALANCE SHEET DATA
Total Assets............  $1,125   $1,092   $ 4,335  $ 4,212  $10,132  $2,809   $5,282
Shareholder's Equity....     (73)    (185)      905    1,718    3,088   2,172    3,270

- --------
(a) Information for these periods is unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations have been made.
(b) Revenues include contract revenues and reimbursement of expenses incurred on behalf of operating partnerships.
(c) The weighted average shares outstanding and the net income (loss) per share are unaudited pro forma amounts reflecting shares to be issued in the Merger of Enserch Exploration, Inc. with and into Lone Star Energy Plant Operations, Inc.

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ANDRESULTS OF
                                  OPERATIONS

OVERVIEW

  Lone Star Energy Plant Operations, Inc. ("LSEPO") has three agreements to operate and maintain cogeneration plants. The agreements were initially entered into by Lone Star Energy Company ("LSEC") and subsequently assigned to LSEPO. The financial statements of LSEPO include the results of the three operating and maintenance agreements for all years in a manner similar to a pooling-of-interests since these activities were under the common control of ENSERCH Corporation ("ENSERCH") and LSEC prior to the assignment of these agreements to LSEPO.

  In connection with the proposed merger of ENSERCH with TUC Holding Company, ENSERCH plans to merge the operations of LSEPO and Enserch Exploration, Inc. ("EEX"), a company approximately 83% owned by ENSERCH. LSEPO will be the surviving corporation of that merger (the "Merger"), in which its name will be changed to Enserch Exploration, Inc. ("New EEX"). In the Merger each outstanding share of EEX Common Stock will be converted into one share of New EEX Common Stock and the outstanding shares of LSEPO will be converted into a number of shares of New EEX Common Stock determined by dividing $7.0 million by the average of the closing sales prices of EEX Common Stock on the 15 trading days preceding the fifth trading day prior to the effective time of the Merger.

RESULTS OF OPERATIONS

  Revenues include contract revenues and reimbursement of expenses incurred on behalf of Encogen One Partners Ltd. ("Encogen One") and Encogen Four Partners, L.P.

  LSEPO had net income of $1.4 million in 1995, compared with $.8 million in 1994 and $1.1 million in 1993. Operating income for 1995 was $2.2 million versus $1.4 million in 1994 and $1.8 million in 1993. LSEPO receives incentive fees based on the Buffalo and Bellingham plants' availability. In 1995, the Buffalo and Bellingham plants achieved 98.6% and 98.3% availability, respectively, which resulted in total incentive fees of $1.1 million being earned. In 1994 and 1993, incentive fees of $.7 million and $.5 million, respectively, were earned.

  LSEPO had net income of $182 thousand for the six months ended June 30, 1996 compared with $454 thousand for the same period in 1995. Operating income for the first half of 1996 was $320 thousand versus $759 thousand for the first half of 1995. The period to period reduction in operating income is largely due to an increase in compensation expense in 1996 of $258 thousand and an insurance premium refund of $128 thousand in 1995.

  Other income in 1995 consists principally of interest due from Encogen One. During 1995, LSEPO incurred extraordinary reimbursable maintenance expenses for Encogen One, which deferred reimbursement of these expenses to LSEPO, as allowed under the terms of the operating and maintenance agreement. ENSERCH has financed this temporary working capital requirement for LSEPO, and interest equal to the interest earned by LSEPO is payable to ENSERCH.

LIQUIDITY AND FINANCIAL RESOURCES

  LSEPO has funded its activities through cash provided from operations and through advances from ENSERCH. ENSERCH advances cash to LSEPO to meet its working capital needs and LSEPO remits any excess cash to ENSERCH. Net cash required by operating activities for 1995 totaled $2.4 million, compared with cash provided of $1.4 million in 1994 and cash required of $2.2 million in 1993. Accounts receivable-trade at December 31, 1995 increased by $4.0 million compared with the prior year end, largely as a result of higher receivables from Encogen One for reimbursable expenses.

  Net cash provided by operating activities in the first six months of 1996 totaled $4.2 million compared with $4.3 million for the same period in 1995. Accounts receivable-trade and the non-current deferred receivable from Encogen One Partners Ltd. decreased by $4.1 million and $1.4 million, respectively, from year-end 1995 to June 30, 1996.

  At June 30, 1996, LSEPO had total assets of $5.3 million and net assets of $3.3 million, including working capital of $3.2 million. Immediately prior to the Merger, ENSERCH will make a capital contribution to LSEPO, or LSEPO will make a distribution to ENSERCH, in an amount sufficient to cause LSEPO's working capital to be $3.5 million. Following the Merger, ENSERCH will no longer fund LSEPO's operations.

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

                         INDEPENDENT AUDITORS' REPORT

  We have audited the accompanying balance sheets of Lone Star Energy Plant Operations, Inc. (the "Company") as of December 31, 1995 and 1994, and the related statements of income and retained earnings and of cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Dallas, Texas
June 19, 1996

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                 (UNAUDITED)
                                                                 SIX MONTHS
                                     YEAR ENDED DECEMBER 31,   ENDED JUNE 30,
                                     ------------------------  ---------------
                                      1993     1994    1995     1995    1996
                                     -------  ------- -------  ------- -------
                                      (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues...........................  $10,662  $12,726 $16,507  $ 8,059 $ 5,993
                                     -------  ------- -------  ------- -------
Costs and Expenses
  Operating expenses...............    5,535    6,046   5,857    2,842   3,169
  Maintenance expenses.............    3,062    4,913   8,020    4,268   2,296
  Depreciation.....................        5       12      14        7       7
  Payroll, ad valorem and other
   taxes...........................      236      352     367      183     201
                                     -------  ------- -------  ------- -------
    Total..........................    8,838   11,323  14,258    7,300   5,673
                                     -------  ------- -------  ------- -------
Operating Income...................    1,824    1,403   2,249      759     320
Other Income.......................      --       --       97      --      168
Interest and Other Financing
 Costs.............................      --       --     (105)     --     (168)
                                     -------  ------- -------  ------- -------
Income before Income Taxes.........    1,824    1,403   2,241      759     320
Income Taxes.......................      734      590     871      305     138
                                     -------  ------- -------  ------- -------
Net Income.........................    1,090      813   1,370      454     182
Retained Earnings (Deficit),
 Beginning of Period...............     (186)     904   1,717    1,717   3,087
                                     -------  ------- -------  ------- -------
Retained Earnings, End of Period...  $   904  $ 1,717 $ 3,087  $ 2,171 $ 3,269
                                     =======  ======= =======  ======= =======
Unaudited Pro Forma Information
 (Note 10)
Net Income Per Share...............  $  1.40  $  1.05 $  1.76  $   .58 $   .23
                                     =======  ======= =======  ======= =======
Average Common Shares Outstanding..      778      778     778      778     778
                                     =======  ======= =======  ======= =======

See Notes to Financial Statements.

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 (UNAUDITED)
                                                                  SIX MONTHS
                                     YEAR ENDED DECEMBER 31,    ENDED JUNE 30,
                                     -------------------------  ---------------
                                      1993     1994     1995     1995    1996
                                     -------  -------  -------  ------  -------
                                                 (IN THOUSANDS)
OPERATING ACTIVITIES
  Net income........................ $ 1,090  $   813  $ 1,370  $  454  $   182
  Depreciation......................       5       12       14       7        7
  Deferred income taxes (benefit)...      (9)      (2)       1     --       --
  Deferred receivable...............     --       --    (1,887)    --     1,434
  Other.............................    (471)     191     (225)   (225)       3
  Changes in current operating
   assets and liabilities
    Accounts receivable.............  (3,198)      94   (4,035)  4,045    4,114
    Other current assets............      58      (31)     (24)     11     (100)
    Accounts payable................      44      353      913    (255)  (1,113)
    Deferred payable to ENSERCH.....     --       --     1,107     --      (204)
    Other current liabilities.......     234      (16)     343     237     (142)
                                     -------  -------  -------  ------  -------
      Net Cash Flows from (used for)
       Operating Activities.........  (2,247)   1,414   (2,423)  4,274    4,181
                                     -------  -------  -------  ------  -------
INVESTING ACTIVITIES
  Additions of property, plant and
   equipment........................      (5)     (32)      (4)     (4)      (2)
                                     -------  -------  -------  ------  -------
FINANCING ACTIVITIES
  Increase (decrease) in non-current
   portion of deferred payable to
   ENSERCH..........................     --       --     1,887     --    (1,434)
  Change in working capital advances
   payable to/receivable from
   ENSERCH..........................   2,352   (1,463)     524  (4,286)  (2,729)
                                     -------  -------  -------  ------  -------
      Net Cash Flows from (used for)
       Financing Activities.........   2,352   (1,463)   2,411  (4,286)  (4,163)
                                     -------  -------  -------  ------  -------
Net Increase (Decrease) in Cash.....     100      (81)     (16)    (16)      16
Cash at Beginning of Period.........      16      116       35      35       19
                                     -------  -------  -------  ------  -------
Cash at End of Period............... $   116  $    35  $    19  $   19  $    35
                                     =======  =======  =======  ======  =======

See Notes to Financial Statements.

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

                                 BALANCE SHEETS

                                                    DECEMBER 31,
                                                   --------------  (UNAUDITED)
                                                    1994   1995   JUNE 30, 1996
                                                   ------ ------- -------------
                                                      (IN THOUSANDS, EXCEPT
                                                             SHARES)
ASSETS
Current Assets
  Cash............................................ $   35 $    19    $   35
  Accounts receivable--trade......................  4,046   8,081     3,967
  Advances receivable from ENSERCH................    --      --        590
  Other...........................................     42      66       166
                                                   ------ -------    ------
    Total current assets..........................  4,123   8,166     4,758
                                                   ------ -------    ------
Property, Plant and Equipment, net of accumulated
 depreciation of $24, $38 and $41.................     85      75        70
                                                   ------ -------    ------
Other Assets
  Deferred receivable.............................    --    1,887       453
  Other...........................................      4       4         1
                                                   ------ -------    ------
    Total other assets............................      4   1,891       454
                                                   ------ -------    ------
      Total....................................... $4,212 $10,132    $5,282
                                                   ====== =======    ======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
  Accounts payable--trade......................... $  435 $ 1,348    $  235
  Working capital advances payable to ENSERCH.....  1,615   2,139       --
  Current portion of deferred payable to ENSERCH..    --    1,107       903
  Other...........................................    220     563       421
                                                   ------ -------    ------
    Total current liabilities.....................  2,270   5,157     1,559
                                                   ------ -------    ------
Other Liabilities
  Deferred payable to ENSERCH.....................    --    1,887       453
  Other...........................................    224     --        --
                                                   ------ -------    ------
    Total other liabilities.......................    224   1,887       453
                                                   ------ -------    ------
Commitments and Contingent Liabilities (Note 9)
Common Shareholder's Equity
  Common stock, $100 par value; authorized 1,000
   shares, issued 10 shares (Note 10).............      1       1         1
  Retained earnings...............................  1,717   3,087     3,269
                                                   ------ -------    ------
    Common shareholder's equity...................  1,718   3,088     3,270
                                                   ------ -------    ------
      Total....................................... $4,212 $10,132    $5,282
                                                   ====== =======    ======

See Notes to Financial Statements.

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

  Lone Star Energy Plant Operations, Inc. ("LSEPO") is a wholly-owned subsidiary of Lone Star Energy Company ("LSEC"), a wholly-owned subsidiary of ENSERCH Corporation ("ENSERCH"). LSEPO has agreements to operate and maintain three cogeneration plants, which are located in Sweetwater, Texas, in Buffalo, New York, and in Bellingham, Washington. Each facility was developed by a subsidiary of ENSERCH. LSEPO has fixed-cost operating and maintenance agreements for providing labor and certain routine consumables at each plant, with each of the agreements containing escalation provisions tied to inflation. The agreements for the Buffalo and Bellingham plants also contain bonus or penalty provisions based upon plant availability.

  The Sweetwater plant produces 255 megawatts per hour of electricity at 345,000 volts. This electricity is sold to the local electric utility (Texas Utilities Electric Company). The facility also produces sequentially up to 170 MMBtu's per hour of exhaust gas at 1,000 degrees fahrenheit which is sold to a gypsum board manufacturing facility for use in its drying process. The Sweetwater plant commenced commercial operation in June 1989. The initial term of LSEPO's agreement expires in June 2001.

  The Buffalo plant produces 62 megawatts per hour of electricity at 115,000 volts. This electricity is sold to the local electric utility (Niagara Mohawk Power Company). The facility also produces up to 110,000 pounds per hour of steam which is sold to a brass manufacturing facility for process use and space heating purposes. The Buffalo plant commenced commercial operation in May 1992. The initial term of LSEPO's agreement expires in March 2007.

  The Bellingham plant produces 160 megawatts per hour of electricity at 115,000 volts. This electricity is sold to the local electric utility (Puget Sound Power and Light Company). The facility also produces up to 130,000 pounds per hour of steam which is sold to a paper mill for process purposes. The Bellingham plant commenced commercial operation in July 1993. The initial term of LSEPO's agreement expires in June 2008.

2. BASIS OF PRESENTATION

  Each of the three agreements LSEPO currently has to operate and maintain cogeneration plants was initially entered into by LSEC and subsequently assigned to LSEPO. The financial statements of LSEPO include the results of the three operating and maintenance agreements for all years in a manner similar to a pooling-of-interests since these activities were under the common control of ENSERCH and LSEC prior to the assignment of these agreements to LSEPO.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  All dollar amounts in the notes to financial statements are stated in thousands unless otherwise indicated. The preparation of financial statements requires the use of significant estimates and assumptions by management; actual results could differ from those estimates.

  Revenues include contract revenues and reimbursement of expenses incurred on behalf of Encogen One Partners Ltd. ("Encogen One") and Encogen Four Partners, L.P.

  Depreciation of property, plant and equipment is provided principally by the straight-line method over the estimated service lives of the related assets.

  During 1995, LSEPO incurred extraordinary reimbursable maintenance expenses for Encogen One, which deferred reimbursement of these expenses to LSEPO, as allowed under the terms of the operating and maintenance agreement. Encogen One is charged interest at the prime rate plus one percent on the outstanding

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

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

balance. At December 31, 1995, $1.1 million of the deferred receivable is included in accounts receivable--trade and $1.9 million is included in other assets. The related interest income is included in other income in the income statement. The advance from ENSERCH to fund the extraordinary reimbursable maintenance expenses will not be needed for ongoing working capital and will be repaid to ENSERCH when the receivable is collected by LSEPO. The deferred receivable balances (both current and non-current) are offset by deferred payable balances to ENSERCH of the same amounts. The interest expense in the income statement represents the interest associated with the deferred payable balances to ENSERCH.

4. RELATED PARTY TRANSACTIONS

  In the ordinary course of business, LSEPO engages in various transactions with ENSERCH and its affiliates. LSEPO is charged for direct and indirect costs incurred by LSEC, ENSERCH and other affiliates that are associated with LSEPO's business and operations, including general and administrative costs incurred in the management of operations and in performing accounting, treasury, internal audit, income tax planning and compliance, legal, information systems, human resources and other functions. Charges are determined on a basis that reasonably reflects the actual costs of services performed for LSEPO and may include allocations based on such factors as the percentage of time spent on projects or services, the number of employees or net capital employed. LSEPO believes that the methods used are reasonable and that allocated costs approximate costs that would have been incurred if LSEPO had operated as an unaffiliated entity. Charges from LSEC, ENSERCH and other affiliates were $916, $955 and $817 for 1993, 1994 and 1995, respectively.

  ENSERCH advances cash to LSEPO to meet its working capital needs and LSEPO remits any excess cash to ENSERCH. No interest is charged on these advances. Immediately prior to the Merger, ENSERCH will make a capital contribution to LSEPO, or LSEPO will make a distribution to ENSERCH, in an amount sufficient to cause LSEPO's working capital to be $3.5 million. Following the Merger, ENSERCH will no longer fund LSEPO's operations.

  LSEPO has entered into agreements to operate and maintain three cogeneration plants, in each of which indirect wholly-owned subsidiaries of ENSERCH hold the general partner's interest (see Notes 1 and 8).

  Pursuant to a contract entered into at closing of development, the ENSERCH affiliate that developed the Bellingham cogeneration project receives an annual operator surcharge fee of $4 million from Encogen Northwest, L.P. LSEPO receives the payment and immediately remits it to the ENSERCH affiliate.

  LSEPO and the ENSERCH affiliate holding the general partner's interest in the Bellingham plant share incentive fees (or penalties) resulting from the availability of that plant. LSEPO's share is approximately one third, and the ENSERCH affiliate's share is approximately two thirds. LSEPO collects the incentive fees, retains its share and remits the remainder to the ENSERCH affiliate. Incentive fees earned by LSEPO for the availability of the Bellingham plant were $.2 million, $.4 million and $.6 million in 1993, 1994 and 1995, respectively.

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

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


5. INCOME TAXES

  LSEPO's operations are included in ENSERCH's consolidated federal income tax return. LSEPO makes tax payments to ENSERCH on the basis of a separate federal income tax return.

                                                         1993    1994    1995
                                                        ------  ------  ------
   Provision (Benefit) for Income Taxes:
   Current
     Federal........................................... $  599  $  442  $  741
     State.............................................    144     150     129
                                                        ------  ------  ------
       Total...........................................    743     592     870
   Deferred Federal....................................     (9)     (2)      1
                                                        ------  ------  ------
       Total........................................... $  734  $  590  $  871
                                                        ======  ======  ======
   Reconciliation of Income Taxes Computed at the
    Federal Statutory Rate to Provision for Income
    Taxes:
   Income before income taxes.......................... $1,824  $1,403  $2,241
                                                        ------  ------  ------
   Income taxes computed at the federal statutory rate
    of 35%.............................................    638     491     784
   State taxes.........................................     94      98      84
   Other--net..........................................      2       1       3
                                                        ------  ------  ------
     Provision for income taxes........................ $  734  $  590  $  871
                                                        ======  ======  ======

  At December 31, 1995 and 1994, LSEPO had a deferred tax asset of $4, included in other assets, due to property-related differences in the financial accounting basis and income tax basis of LSEPO's assets.

6. EMPLOYEE BENEFIT PLANS

  Substantially all personnel associated with LSEPO are covered by an ENSERCH pension plan, and LSEPO receives an allocated portion of the plan expenses, which is included in the amounts disclosed in Note 4. Medical, dental and similar benefits are also provided under ENSERCH plans. In addition, ENSERCH provides a voluntary contributory investment plan to substantially all employees of LSEPO.

7. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

  The fair value of financial instruments, consisting primarily of cash, accounts receivable and accounts payable, approximated carrying value at December 31, 1995 and 1994.

8. MAJOR CUSTOMERS

  LSEPO derives all of its revenues from three limited partnerships, in each of which an ENSERCH affiliate holds the general partner's interest (see Notes 1 and 4).

  The percentage of LSEPO's total revenues, excluding reimbursement of expenses, from each of its three major customers is summarized below:

                                                                  1993 1994 1995
                                                                  ---- ---- ----
       Encogen One Partners Ltd. (Sweetwater plant).............. 31%  28%  25%
       Encogen Four Partners, L.P. (Buffalo plant)............... 38%  36%  35%
       Encogen Northwest, L.P. (Bellingham plant)................ 31%  36%  40%


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

                    LONE STAR ENERGY PLANT OPERATIONS, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

9. COMMITMENTS AND CONTINGENT LIABILITIES

  In the ordinary course of business, LSEPO is involved in certain legal proceedings. In the opinion of management, LSEPO will incur no liability from pending claims or suits that is considered material for financial reporting purposes.

10. PRO FORMA SHARES OUTSTANDING (UNAUDITED)

  In connection with the proposed merger of ENSERCH with TUC Holding Company, ENSERCH plans to merge the operations of LSEPO and Enserch Exploration, Inc. ("EEX"), a company approximately 83% owned by ENSERCH. LSEPO will be the surviving corporation of that merger (the "Merger"), in which its name will be changed to Enserch Exploration, Inc. ("New EEX"). In the Merger each outstanding share of EEX Common Stock will be converted into one share of New EEX Common Stock and the outstanding shares of LSEPO will be converted into a number of shares of New EEX Common Stock determined by dividing $7.0 million by the average of the closing sales prices of EEX Common Stock on the 15 trading days preceding the fifth trading day prior to the effective time of the Merger. A market price of EEX shares of $9.00 was assumed to determine the pro forma converted shares outstanding and to compute pro forma earnings per share.

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

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          ENSERCH Corporation

                                          By:      /s/ J. W. Pinkerton
                                              --------------------------------
                                                      J. W. Pinkerton,
                                               Vice President and Controller,
                                                  Chief Accounting Officer

Date: September 20, 1996

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